SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	March 26, 2008

PACIFIC ETHANOL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-21467 (Commission File Number)	41-2170618 (IRS Employer Identification No.)

400 Capitol Mall, Suite 2060 Sacramento, California	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Investment by Lyles United, LLC

On March 27, 2008, Pacific Ethanol, Inc. (the “Company”) closed the transactions described below in connection with the sale of its Series B Cumulative Convertible Preferred Stock (the “Series B Preferred Stock”).

Securities Purchase Agreement dated March 18, 2008 between Pacific Ethanol, Inc. and Lyles United, LLC

On March 18, 2008, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Lyles United, LLC (the “Purchaser”).  The Purchase Agreement provides for the sale by the Company and the purchase by the Purchaser of (i) 2,051,282 shares of the Company’s Series B Preferred Stock, all of which are initially convertible into an aggregate of 6,153,846 shares of the Company’s common stock based on an initial three-for-one conversion ratio, and (ii) a warrant (the “Warrant”) to purchase an aggregate of 3,076,923 shares of the Company’s common stock at an exercise price of $7.00 per share, for an aggregate purchase price of $40 million. The Series B Preferred Stock is to be created under the Certificate of Designations described below.  The Purchase Agreement includes customary representations and warranties on the part of both the Company and the Purchaser and other customary terms and conditions.  In addition, the Purchase Agreement provides that the Company shall not undertake any project or series of projects involving the investment of more than $1.0 million of new capital, for the acquisition or improvement of a fixed asset which extends the life or increases the productivity of the asset, individually or in the aggregate, which is not already contemplated by the Company’s cash flow projections until the Company repays an aggregate of $30.0 million in debt loaned to the Company by the Purchaser as further described below.

The description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this report and incorporated by reference herein.

Warrant dated March 27, 2008 issued by Pacific Ethanol, Inc. in favor of Lyles United, LLC

The Warrant is exercisable for up to 3,076,923 shares of the Company’s common stock at an exercise price of $7.00 per share at any time during the period commencing on the date that is six months and one day from the date of the Warrant and ending ten years from the date of the Warrant.  The Warrant contains customary anti-dilution provisions for stock splits, stock dividends and the like and other customary terms and conditions.

The description of the Warrant does not purport to be complete and is qualified in its entirety by reference to the Warrant, which is filed as Exhibit 10.3 to this report and incorporated by reference herein.

Certificate of Designations, Powers, Preferences and Rights of the Series B Cumulative Convertible Preferred Stock

The Certificate of Designations, Powers, Preferences and Rights of the Series B Cumulative Convertible Preferred Stock (the “Certificate of Designations”) designates 3,000,000 shares of preferred stock as Series B Cumulative Convertible Preferred Stock..  The Series B Preferred Stock ranks senior in liquidation and dividend preferences to the Company’s common stock and on parity with respect to dividend and liquidation rights with the Company’s Series A Cumulative Redeemable Convertible Preferred Stock (“Series A Preferred Stock”).  Holders of Series B Preferred Stock are entitled to quarterly cumulative dividends payable in arrears in cash in an amount equal to 7.00% of the purchase price per share of the Series B Preferred Stock on a pari passu basis with the holders of Series A Preferred Stock; however, subject to the provisions of the Letter Agreement described below, such dividends may, at the option of the Company, be paid in additional shares of Series B Preferred Stock based initially on the value of the purchase price per share of the Series B Preferred Stock. The holders of Series B Preferred Stock have a liquidation preference over the holders of the Company’s common stock equivalent to the purchase price per share of the Series B Preferred Stock plus any accrued and unpaid dividends on the Series B Preferred Stock but on a pro rata and pari passu basis with the holders of Series A Preferred Stock. A liquidation will be deemed to occur upon the happening of customary events, including transfer of all or substantially all of the capital stock or assets of the Company or a merger, consolidation, share exchange, reorganization or other transaction or series of related transaction, unless holders of 66 2/3% of the Series B Preferred Stock vote affirmatively in favor of or otherwise consent that such transaction shall not be treated as a liquidation.

The holders of the Series B Preferred Stock have conversion rights initially equivalent to three shares of common stock for each share of Series B Preferred Stock. The conversion ratio is subject to customary antidilution adjustments. In addition, antidilution adjustments are to occur in the event that the Company issues equity securities at a price equivalent to less than $6.50 per share, including derivative securities convertible into equity securities (on an as-converted or as-exercised basis). Certain specified issuances will not result in antidilution adjustments (the “Anti-Dilution Excluded Securities”), including (i) securities issued to employees, officers or directors of the Company under any option plan, agreement or other arrangement duly adopted by the Company, the issuance of which is approved by the Compensation Committee of the Board of Directors of the Company, (ii) any common stock issued upon conversion of the Series A Preferred Stock or as payment of dividends thereon, (iii) Series B Preferred Stock and any common stock issued upon conversion of the Series B Preferred Stock or as payment of dividends thereon, (iv) securities issued upon conversion or exercise of any derivative securities outstanding on the date the Certificate of Designations is first filed with the Delaware Secretary of State, and (v) securities issued in connection with a stock split, stock dividend, combination, reorganization, recapitalization or other similar event for which adjustment to the conversion ratio of the Series B Preferred Stock is already made.  The shares of Series B Preferred Stock are also subject to forced conversion upon the occurrence of a transaction that would result in an internal rate of return to the holders of the Series B Preferred Stock of 25% or more. The forced conversion is to be based upon the conversion ratio as last adjusted. Notwithstanding the foregoing, no shares of Series B Preferred Stock will be subject to forced conversion unless the shares of common stock issued or issuable to the holders upon conversion of the Series B Preferred Stock are registered for resale with the SEC and eligible for trading on The NASDAQ Stock Market or such other exchange approved by holders of 66 2/3% of the then outstanding shares of Series B Preferred Stock. Accrued but unpaid dividends on the Series B Preferred Stock are to be paid in cash upon any conversion of the Series B Preferred Stock.

The holders of Series B Preferred Stock vote together as a single class with the holders of the Company’s Series A Preferred Stock and common stock on all actions to be taken by the Company’s stockholders.  Each share of Series B Preferred Stock entitles the holder to the number of votes equal to the number of shares of common stock into which each share of Series B Preferred Stock is convertible on all matters to be voted on by the stockholders of the Company.  Notwithstanding the foregoing, the holders of Series B Preferred Stock are afforded numerous customary protective provisions with respect to certain actions that may only be approved by holders of a majority of the shares of Series B Preferred Stock. These protective provisions include limitations on (i) the increase or decrease of the number of authorized shares of Series B Preferred Stock, (ii) increase or decrease of the number of authorized shares of other capital stock, (iii) generally any actions that have an adverse effect on the rights and preferences of the Series B Preferred Stock, (iv) the authorization, creation or sale of any securities senior to or on parity with the Series B Preferred Stock as to voting, dividend, liquidation or redemption rights, including subordinated debt, (v) the authorization, creation or sale of any securities junior to the Series B Preferred Stock as to voting, dividend, liquidation or redemption rights, including subordinated debt, other than the Company’s common stock, (vi) the authorization, creation or sale of any shares of Series B Preferred Stock other than the shares of Series B Preferred Stock authorized, created and sold under the Purchase Agreement, and (vii) engaging in a transaction that would result in an internal rate of return to holders of Series B Preferred Stock of less than 25%.

The holders of the Series B Preferred Stock are afforded preemptive rights with respect to certain securities offered by the Company.  The preemptive rights of the holders of the Series B Preferred Stock are subordinate to the preemptive rights of, and prior exercise thereof by, the holders of the Series A Preferred Stock.  So long as 50% of the shares of Series B Preferred Stock remain outstanding, and not including any securities of the Company as to which any holder of the Series A Preferred Stock has exercised its preemptive rights, each holder of Series B Preferred Stock has the right to purchase a pro rata portion of such securities equivalent to the number of shares of common stock then held by such holder (giving effect to the conversion of all shares of convertible preferred stock then held by such holder), divided by the total number of shares of common stock then held by all holders of the Series B Preferred Stock (giving effect to the conversion of all outstanding shares of convertible preferred stock then held by such holders), plus any amounts not purchased by other holders of Series B Preferred Stock. Notwithstanding the foregoing, certain proposed securities offerings will not result in preemptive rights in favor of the holders of the Series B Preferred Stock.  These offerings include offerings of Anti-Dilution Excluded Securities as well as the issuance of securities other than for cash pursuant to a merger, consolidation, acquisition or similar business combination by the Company approved by the Board of Directors of the Company.

The description of the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations, which is filed as Exhibit 10.2 to this report and incorporated by reference herein.

Registration Rights Agreement dated as of March 27, 2008 between Pacific Ethanol, Inc. and Lyles United, LLC

A Registration Rights Agreement between the Company and the Purchaser was executed upon the closing of the transactions contemplated by the Purchase Agreement. The Registration Rights Agreement is effective until the holders of the Series B Preferred Stock, and their affiliates, as a group, own less than 10% of the Series B Preferred Stock issued under the Purchase Agreement, including common stock into which such Series B Preferred Stock has been converted (the “Termination Date”).  The Registration Rights Agreement provides that holders of a majority of the Series B Preferred Stock, including common stock into which such Series B Preferred Stock has been converted, may demand and cause the Company, at any time after the first anniversary of the Closing, to register on their behalf the shares of common stock issued, issuable or that may be issuable upon conversion of the Series B Preferred Stock and as payment of dividends thereon, and upon exercise of the Warrant as well as upon exercise of a warrant to purchase 100,000 shares of the Company’s common stock at an exercise price of $8.00 per share and issued in connection with the extension of the maturity date of a loan, as discussed further below (collectively, the “Registrable Securities”).  Following such demand, the Company is required to notify any other holders of the Series B Preferred Stock or Registrable Securities of its intent to file a registration statement and, to the extent requested by such holders, include them in the related registration statement.  The Company is required to keep such registration statement effective until such time as all of the Registrable Securities are sold or until such holders may avail themselves of Rule 144 for sales of Registrable Securities without registration under the Securities Act of 1933, as amended. The holders are entitled to two demand registrations on Form S-1 and unlimited demand registrations on Form S-3; provided, however, that the Company is not obligated to effect more than one demand registration on Form S-3 in any calendar year.

In addition to the demand registration rights afforded the holders under the Registration Rights Agreement, the holders are entitled to “piggyback” registration rights. These rights entitle the holders who so elect to be included in registration statements to be filed by the Company with respect to other registrations of equity securities. The holders are entitled to unlimited “piggyback” registration rights.

Certain customary limitations to the Company’s registration obligations are included in the Registration Rights Agreement. These limitations include the right of the Company to, in good faith, delay or withdrawal registrations requested by the holders under demand and “piggyback” registration rights, and the right to exclude certain portions of holders’ Registrable Securities upon the advice of its underwriters. Following the registration of securities in which holders’ Registrable Securities are included, the Company is obligated to refrain from registering any of its equity securities or securities convertible into equity securities until the earlier of the sale of all Registrable Securities subject to such registration statement and 180-days following the effectiveness of such registration statement. The Registration Rights Agreement also provides for customary registration procedures. The Company is responsible for all costs of registration, plus reasonable fees of one legal counsel for the holders, which fees are not to exceed $25,000 per registration.

The Registration Rights Agreement includes customary cross-indemnity provisions under which the Company is obligated to indemnify the holders and their affiliates as a result of losses caused by untrue or allegedly untrue statements of material fact contained or incorporated by reference in any registration statement under which Registrable Securities are registered, including any prospectuses or amendments related thereto. The Company’s indemnity obligations also apply to omissions of material facts and to any failure on the part of the Company to comply with any law, rule or regulation applicable to such registration statement. Each holder is obligated to indemnify the Company and its affiliates as a result of losses caused by untrue or allegedly untrue statements of material fact contained in any registration statement under which Registrable Securities are registered, including any prospectuses or amendments related thereto, which statements were furnished in writing by that holder to the Company, but only to the extent of the net proceeds received by that holder with respect to securities sold pursuant to such registration statement. The holders’ indemnity obligations also apply to omissions of material facts on the part of the holders.

In addition, the Registration Rights Agreement provides for reasonable access on the part of the Purchaser to all of the Company’s books, records and other information and the opportunity to discuss the same with management of the Company.  The Registration Rights Agreement includes customary representations and warranties on the part of both the Company and the Purchaser and other customary terms and conditions.

The description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.4 to this report and incorporated by reference herein.

Relationship with Lyles United, LLC

The Company has had a lengthy business relationship with affiliates of, as well as prior business dealings with, Lyles United, LLC, as further described below.

In June 2003, Lyles Diversified, Inc., an affiliate of Lyles United, LLC, loaned $5.1 million to Pacific Ethanol California, Inc. (“PEI California”).  As partial consideration for the loan, PEI California issued 1,000,000 shares of common stock to Lyles Diversified, Inc.  Up to $1.5 million of the loan was convertible into additional shares of PEI California’s common stock at a rate of $1.50 per share.  Lyles Diversified, Inc. converted portions of the loan from time to time into an aggregate of 335,121 shares of PEI California’s common stock.  PEI California subsequently became a wholly-owned subsidiary of the Company’s and in connection therewith, all of Lyles Diversified, Inc.’s shares of PEI California’s common stock were exchanged for shares of the Company’s common stock on a one-for-one basis.  The loan was subsequently assigned to the Company and Lyles Diversified, Inc. converted the remaining balance of the $1.5 million initially eligible to be converted into 664,879 shares of the Company’s common stock. In aggregate, Lyles Diversified, Inc. received 2,000,000 shares of the Company’s common stock in connection with the loan transaction and the conversion of $1.5 million of debt.  The loan was later further assigned to Pacific Ethanol Madera LLC (“PEI Madera”), an indirect subsidiary of the Company.

In November 2005, PEI Madera entered into a Design-Build Agreement with W.M. Lyles Co., an affiliate of Lyles United, LLC, that provided for design and build services to be rendered by W.M. Lyles Co. to PEI Madera with respect to the Company’s ethanol production facility in Madera, California.  The Madera facility was completed in October 2006.

In September 2007, Pacific Ethanol Stockton LLC (“PEI Stockton”), an indirect subsidiary of the Company, entered into a Construction Agreement with W.M. Lyles Co., an affiliate of Lyles United, LLC, for W.M. Lyles Co. to provide construction management and construction services to PEI Stockton with respect to the Company’s ethanol production facility in Stockton, California.  In December 2007, W.M. Lyles Co. assigned the Construction Agreement to Lyles Mechanical Co., another affiliate of Lyles United, LLC.  The Stockton facility is in the process of being constructed.

In November 2007, Pacific Ethanol Imperial, LLC (“PEI Imperial”), an indirect subsidiary of the Company, borrowed $15.0 million from Lyles United, LLC under a Secured Promissory Note containing customary terms and conditions.  The loan accrues interest at a rate equal to the Prime Rate of interest as reported from time to time in The Wall Street Journal, plus two percent (2.00%), computed on the basis of a 360-day year of twelve 30-day months.  The loan was due 90-days after issuance or, if extended at the option of PEI Imperial, 365-days after the end of such 90-day period. This loan was extended by PEI Imperial and is due February 25, 2009.  The Secured Promissory Note provided that if the loan was extended, the Company was to issue a warrant to purchase 100,000 shares of the Company’s common stock at an exercise price of $8.00 per share.  The Company issued the warrant simultaneously with the closing of the transactions contemplated by the Purchase Agreement.  The warrant is exercisable at any time during the 18-month period after the date of issuance.  The loan is secured by substantially all of the assets of PEI Imperial pursuant to a Security Agreement dated November 28, 2007 by and between PEI Imperial and Lyles United, LLC that contains customary terms and conditions and an Amendment No. 1 to Security Agreement dated December 27, 2007 by and between PEI Imperial and Lyles United, LLC (collectively, the “Security Agreement”).  The Company has guaranteed the repayment of the loan pursuant to an Unconditional Guaranty dated November 28, 2007 containing customary terms and conditions.  In connection with the loan, PEI Imperial entered into a Letter Agreement dated November 28, 2007 with Lyles United, LLC under which PEI Imperial committed to award the primary construction and mechanical contract to Lyles United, LLC or one of its affiliates for the construction of an ethanol production facility at the Company’s Imperial Valley site near Calipatria, California (the “Project”), conditioned upon PEI Imperial electing, in its sole discretion, to proceed with the Project and Lyles United, LLC or its affiliate having all necessary licenses and is otherwise ready, willing and able to perform the primary construction and mechanical contract.  In the event the foregoing conditions are satisfied and PEI Imperial awards such contract to a party other than Lyles United, LLC or one of its affiliates, PEI Imperial will be required to pay to Lyles United, LLC, as liquidated damages, an amount equal to $5.0 million.

In December 2007, PEI Imperial borrowed an additional $15.0 million from Lyles United, LLC under a second Secured Promissory Note containing customary terms and conditions.  The loan accrues interest at a rate equal to the Prime Rate of interest as reported from time to time in The Wall Street Journal, plus two percent (2.00%), computed on the basis of a 360-day year of twelve 30-day months.  The loan is due on March 31, 2008 or, if extended at the option of PEI Imperial, on March 31, 2009.  If the loan is extended, the interest rate increases by two percentage points. The loan is secured by substantially all of the assets of PEI Imperial pursuant to the Security Agreement. The Company has guaranteed the repayment of the loan pursuant to an Unconditional Guaranty dated December 27, 2007 containing customary terms and conditions.  The Company intends to extend the due date of the second Secured Promissory Note.

Ancillary Agreements

Letter Agreement dated March 27, 2008 by and between Pacific Ethanol, Inc., and Lyles United, LLC

In connection with the closing of the transactions contemplated by the Purchase Agreement, the Company entered into a Letter Agreement with Lyles United, LLC under which the Company expressly waives its rights under the Certificate of Designation to make dividend payments in additional shares of Series B Preferred Stock in lieu of cash dividend payments without the prior written consent of Lyles United, LLC.

The description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, which is filed as Exhibit 10.5 to this report and incorporated by reference herein.

Series A Preferred Stockholder Consent and Waiver dated March 27, 2008 by and between Pacific Ethanol, Inc. and Cascade Investment, L.L.C.

On March 27, 2008, the Company entered into a Series A Preferred Stockholder Consent and Waiver (the “Consent and Waiver”) with Cascade Investment, L.L.C. (“Cascade”), the sole holder of the Company’s issued and outstanding shares of Series A Preferred Stock.  Pursuant to the Consent and Waiver, Cascade waived its preemptive rights as to the issuance and sale of the Series B Preferred Stock, consented to the authorization, creation, issuance and sale of the Series B Preferred Stock, and consented to the registration rights granted under the aforementioned Registration Rights Agreement.  In addition, each of the Company and Cascade waived the right to adjust the conversion price of the Series A Preferred Stock with respect to the sale and issuance of the Series B Preferred Stock and any shares of common stock issuable on conversion thereof or shares of Series B Preferred Stock payable as a dividend thereon. Under the Consent and Waiver, the Company expressly waived its rights under the Certificate of Designations, Powers, Preferences and Rights of the Series A Preferred Stock to make dividend payments in additional shares of Series A Preferred Stock in lieu of cash dividend payments without the prior written consent of Cascade.

The description of the Consent and Waiver does not purport to be complete and is qualified in its entirety by reference to the Consent and Waiver, which is filed as Exhibit 10.6 to this report and incorporated by reference herein.

Waiver of Defaults under Credit Agreement and Amendment to Credit Agreement

Form of Waiver and Third Amendment to Credit Agreement dated as of March 25, 2008 by and among Pacific Ethanol, Inc. and the parties thereto

As previously disclosed, in the Company’s Form 8-K for March 18, 2008 as filed with the Securities and Exchange Commission on March 18, 2008, in March 2008, the Company became aware of various events or circumstances which constituted defaults under its Credit Agreement. These events or circumstances included the existence of material weaknesses in the Company’s internal control over financial reporting as of December 31, 2007, cash management activities that violated covenants in its Credit Agreement, failure to maintain adequate amounts in a designated debt service reserve account, the existence of a number of Eurodollar loans in excess of the maximum number permitted under the Company’s Credit Agreement, and the Company’s failure to pay all remaining project costs on its Madera and Boardman facilities by certain stipulated deadlines. On March 26, 2008, the Company obtained waivers from its lenders as to these defaults and was required to pay the lenders a consent fee in an aggregate amount of up to approximately $600,000.  In addition to the waivers, the Company’s lenders agreed to amend the Credit Agreement. These amendments include an increase in the frequency with which the Company is to deposit certain revenues into a restricted account each month, an increase the allowable Eurodollar loans from a maximum of seven to a maximum of ten, and the Company is required to pay all remaining project costs on its Madera and Boardman facilities by May 16, 2008.

The description of the Form of Waiver and Third Amendment to Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Form of Waiver and Third Amendment to Credit Agreement, which is filed as Exhibit 10.7 to this report and incorporated by reference herein.

Credit Facility

On February 27, 2007, the Company closed a debt financing transaction in the aggregate amount of up to $325,000,000 through certain of its wholly-owned indirect subsidiaries (the “Borrowers”). The primary purpose of the debt financing (the “Debt Financing”) was to provide debt financing for the development, construction, installation, engineering, procurement, design, testing, start-up, operation and maintenance of five ethanol production facilities. On November 27, 2007, the Company amended the agreement to apply to four ethanol production facilities, thereby reducing the aggregate amount of available financing to up to $250,769,000. As of December 31, 2007, two of the four plants have been funded, with the remaining two expected to be funded in 2008. As of December 31, 2007, the outstanding balance under the Debt Financing was $101,508,000, comprised of $92,308,000 in construction loans and $9,200,000 in used lines of credit.

The Debt Financing, as amended, includes:

•
four construction loan facilities in an aggregate amount of up to $230,800,000. Loans made under the construction loan facilities do not amortize, but require payment of accrued interest, and are fully due and payable on the earlier of October 27, 2008 or the date the construction loans made thereunder are converted into term loans (the “Conversion Date”), the latter of which is to be the date the last of the four plants achieves commercial operations. On the Conversion Date, the construction loans are to be converted into term loans;

•
four term loan facilities in an aggregate amount of up to $230,800,000, which are intended to refinance the loans made under the construction loan facilities. The term loans are to be repaid ratably by each Borrower on a quarterly basis from and after the Conversion Date in an amount equal to 1.5% of the aggregate original principal amount of the corresponding term loan. The remaining principal balance and all accrued and unpaid interest on the term loans are fully due and payable on the date that is 84 months after the Conversion Date; and

•
a working capital and letter of credit facility in an aggregate amount of up to $20,000,000 ($5,000,000 per facility) that is fully due and payable on the date that is 12 months after the Conversion Date, but is expected to be renewed on similar terms and conditions. During the term of the working capital and letter of credit facility, the Borrowers may borrow, repay and re-borrow amounts available under the facility.

Loans and letters of credit under the Debt Financing are subject to conditions precedent, including, among others, the absence of a material adverse effect; the absence of defaults or events of defaults; the accuracy of certain representations and warranties; the maintenance of a debt-to-equity ratio that is not in excess of 65:35; the contribution of all required equity by the Company to the Borrowers, which is expected to be approximately $227,000,000 in the aggregate; and the attainment of at least a 1.5-to-1.0 debt service coverage ratio. Also, the Borrowers may not be able to fully utilize the Debt Financing if the completed ethanol plants fail to meet certain minimum performance standards. Loans made under the construction and term loan facilities may not be re-borrowed once repaid or re-borrowed once prepaid. Finally, loan amounts under the construction and term loan facilities are limited to a percentage of project costs of the corresponding plant but are not to exceed approximately $1.15 per gallon of annual production capacity of the plant.

The Borrowers have the option to select from multiple interest rates that float with common interest rate indices, such as the LIBOR, with reset periods of differing durations. Depending upon the floating interest rate selected, the type of loan and whether the loan is made under a construction loan facility, a term loan facility or the working capital and letter of credit facility, loans under the Debt Financing bear interest at rates ranging from 3.75% to 4.35% over the selected interest rate index.

In addition to scheduled principal payments, starting after the Conversion Date, the term loan facilities require mandatory repayments of principal in amounts based on the Borrowers’ free cash flow. The percentage of the Borrowers’ free cash flow to be applied to principal repayments is to vary from 50% in the first two years following the Conversion Date to 75-100% in succeeding years, based upon repayment amounts measured against targeted balances.

Borrowings and the Borrowers’ obligations under the Debt Financing are secured by a first-priority security interest in all of the equity interests in the Borrowers and substantially all the assets of the Borrowers. The security interests granted by the Borrowers under the Debt Financing restrict the assets and revenues of the Borrowers and therefore may inhibit the Company’s ability to obtain other debt financing.

In connection with the Debt Financing, the Company also entered into a Sponsor Support Agreement under which the Company is to provide limited contingent equity support in connection with the development, construction, installation, engineering, procurement, design, testing, start-up and maintenance of the four ethanol production facilities. In particular, the Company has agreed to contribute to the Borrowers up to an aggregate of approximately $28,083,000 (the “Sponsor Funding Cap”) of contingent equity in the event the Borrowers have insufficient funds to either pay their project costs as they become due and payable or, by delay in payment, cause the ethanol production facilities to fail to be completed by the Conversion Date. The Company has agreed to provide a warranty with respect to all ethanol plants other than its Madera facility, which is under standard warranty through the contractor. The warranty obligations of the Company with respect to the other three facilities extend one year beyond final completion of each facility. The warranty obligation will cease one year from the date the third ethanol plant achieves final completion. The Company’s obligations under the warranty are capped at the Sponsor Funding Cap. Until the Company’s contingent equity obligations have been fully performed or the warranty period has expired, the Company may not incur any secured indebtedness for borrowed money, grant liens on its assets or provide any secured credit enhancements in an aggregate amount in excess of $10,000,000 unless the Company provides the lenders under the Debt Financing with the same liens or credit support.

Item 3.02	Unregistered Sales of Equity Securities.

As described in Item 1.01 above, on March 27, 2008, the Company issued to Lyles United, LLC (i) 2,051,282 shares of the Company’s Series B Preferred Stock, all of which are initially convertible into an aggregate of 6,153,846 shares of the Company’s common stock based on an initial three-for-one conversion ratio, and (ii) a warrant to purchase an aggregate of 3,076,923 shares of the Company’s common stock at an exercise price of $7.00 per share, for an aggregate purchase price of $40 million.

As described in Item 1.01 above, on March 27, 2008, the Company issued to Lyles United, LLC a warrant to purchase 100,000 shares of the Company’s common stock at an exercise price of $8.00 per share in connection with the extension of the maturity date of a loan. The disclosures contained in Item 1.01 above are incorporated herein by reference.

Exemption from the registration provisions of the Securities Act of 1933 for the transaction described above is claimed under Section 4(2) of the Securities Act of 1933, among others, on the basis that such transaction did not involve any public offering and Lyles United, LLC was an accredited investor and had access to the kind of information that registration would provide.  Appropriate investment representations were obtained, and the securities were or will be issued with restricted securities legends.

Item 3.03	Material Modification to Rights of Security Holders.

(a)           Not applicable.

(b)           Effective as of March 27, 2008, the Company consummated the sale of its Series B Preferred Stock to Lyles United, LLC as described above under Item 1.01. The rights and preferences of the Series B Preferred Stock are set forth in the Certificate of Designations, Powers, Preferences and Rights of the Series B Cumulative Convertible Preferred Stock as also described above under Item 1.01.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           Effective as of March 27, 2008, the Company consummated the sale of its Series B Preferred Stock to Lyles United, LLC as described above under Item 1.01. The rights and preferences of the Series B Preferred Stock are set forth in the Certificate of Designations, Powers, Preferences and Rights of the Series B Cumulative Convertible Preferred Stock as also described above under Item 1.01.

(b)           Not applicable.

Item 9.01.	Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.  Not applicable.

(b)           Pro forma financial information.  Not applicable.

(c)           Shell company transactions.  Not applicable.

(d)           Exhibits.

Number	Description
10.1	Securities Purchase Agreement dated March 18, 2008 between Pacific Ethanol, Inc. and Lyles United, LLC (*)
10.2	Certificate of Designations, Powers, Preferences and Rights of the Series B Cumulative Convertible Preferred Stock
10.3	Warrant dated March 27, 2008 issued by Pacific Ethanol, Inc. to Lyles United, LLC
10.4	Registration Rights Agreement dated as of March 27, 2008 by and between Pacific Ethanol, Inc. and Lyles United, LLC
10.5	Letter Agreement dated March 27, 2008 by and among Pacific Ethanol, Inc., Lyles United, LLC and Cascade Investment, L.L.C.
10.6	Series A Preferred Stockholder Consent and Waiver dated March 27, 2008 by and between Pacific Ethanol, Inc. and Cascade Investment, L.L.C.
10.7	Form of Waiver and Third Amendment to Credit Agreement dated as of March 25, 2008 by and among Pacific Ethanol, Inc. and the parties thereto.
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(*)	Filed as an exhibit to the Registrant’s current report on Form 8-K for March 18, 2008 filed with the Securities and Exchange Commission on March 18, 2008 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2008	PACIFIC ETHANOL, INC.

By: /S/ JOSEPH W. HANSEN
Joseph W. Hansen
Chief Financial Officer

EXHIBITS FILED WITH THIS REPORT

Number	Description
10.2	Certificate of Designations, Powers, Preferences and Rights of the Series B Cumulative Convertible Preferred Stock
10.3	Warrant dated March 27, 2008 issued by Pacific Ethanol, Inc. to Lyles United, LLC
10.4	Registration Rights Agreement dated as of March 27, 2008 by and between Pacific Ethanol, Inc. and Lyles United, LLC
10.5	Letter Agreement dated March 27, 2008 by and among Pacific Ethanol, Inc., Lyles United, LLC and Cascade Investment, L.L.C.
10.6	Series A Preferred Stockholder Consent and Waiver dated March 27, 2008 by and between Pacific Ethanol, Inc. and Cascade Investment, L.L.C.
10.7	Form of Waiver and Third Amendment to Credit Agreement dated as of March 25, 2008 by and among Pacific Ethanol, Inc. and the parties thereto.